Warby Parker Announces Second Quarter 2024 Results
Net revenue increased 13.3% year over year to $188.2 million; Company raises FY outlook
Active Customers increased 4.5%; Average Revenue per Customer increased 8.8%

NEW YORK, August 8, 2024. Warby Parker Inc. (NYSE: WRBY) (“Warby Parker” or the “Company”), a direct-to-consumer lifestyle brand focused on vision for all, today announced financial results for the second quarter ended June 30, 2024.
“We’re proud of the progress we’re making on our core strategic initiatives to accelerate growth,” shared Co-Founder and Co-CEO Dave Gilboa. “In Q2, we drove our fourth consecutive quarter of active customer growth and our highest ecommerce growth since Q1‘21.”
“Our strong results demonstrate Team Warby’s ability to drive sustainable growth. Amidst strategic reinvestment in customer acquisition, store expansion, proprietary technology, and more, we’re still expanding the bottomline and delivering value for our stakeholders,” said Co-Founder and Co-CEO Neil Blumenthal.
Second Quarter 2024 Highlights
•Net revenue increased $22.1 million, or 13.3%, to $188.2 million, as compared to the prior year period.
•Gross margin increased 1.4 points to 56.0%, as compared to the prior year period.
•GAAP net loss of $6.8 million.
•Adjusted EBITDA Margin(1) increased 1.9 points to 10.4%.
•Net cash provided by operating activities of $31.6 million.
•Free Cash Flow(1) of $14.0 million.
•Opened 11 net new stores during the quarter, ending Q2 with 256 stores.
Second Quarter 2024 Year Over Year Financial Results
•Net revenue increased $22.1 million, or 13.3%, to $188.2 million.
•Active Customers increased 4.5% to 2.39 million, and Average Revenue per Customer increased 8.8% to $302.
•Gross profit increased 16.3% to $105.4 million.
•Gross margin was 56.0% compared to 54.6%. The increase in gross margin was primarily driven by faster growth in glasses, lower outbound customer shipping costs as a percent of revenue, and efficiencies in our owned optical laboratories, partially offset by sales growth of contact lenses, and increased doctor salaries as the number of stores offering eye exams grew.
•Selling, general, and administrative expenses (“SG&A”) were $114.3 million, up $5.5 million from the prior year, and represented 60.8% of revenue, down from 65.5% in the prior year period. The primary drivers of growth in SG&A spend were investments in marketing, higher payroll-related costs from growth in our retail team associated with store expansion, and charitable donations, partially offset by reduced stock-based compensation costs. Adjusted SG&A(1) was $98.2 million, or 52.2% of revenue, compared to $86.8 million, or 52.2% of revenue in the prior year period.
•GAAP net loss improved $9.2 million to $6.8 million, primarily as a result of the increase in revenue described above.
•Adjusted EBITDA(1) increased $5.4 million to $19.6 million, and Adjusted EBITDA Margin(1) increased 1.9 points to 10.4%.
Balance Sheet Highlights
Warby Parker ended the second quarter of 2024 with $238.0 million in cash and cash equivalents.
2024 Outlook
For the full year 2024, Warby Parker is raising its guidance as follows:
•Net revenue of $757 to $762 million, representing growth of approximately 13% to 14% versus full year 2023.
•Adjusted EBITDA(1) of $72.5 million at the midpoint of our revenue range, which equates to an Adjusted EBITDA Margin(1) of 9.5%.
•On track to open 40 new stores this year.
“We’re very encouraged by our year-to-date performance,” said Chief Financial Officer Steve Miller. “We continue to demonstrate our ability to deliver on our twin pillars of growth and incremental profitability that underpin the success of the business.”
The guidance and forward-looking statements made in this press release and on our conference call are based on management's expectations as of the date of this press release.
(1) Please see the reconciliation of non-GAAP financial measures to the most comparable GAAP financial measure in the section titled “Non-GAAP Financial Measures” below.
Webcast and Conference Call
A conference call to discuss Warby Parker’s second quarter 2024 results, as well as third quarter and full year 2024 outlook, is scheduled for 8:00 a.m. ET on August 8, 2024. To participate, please dial 833-470-1428 from the U.S. or 404-975-4839 from international locations. The conference passcode is 515887. A live webcast of the conference call will be available on the investors section of the Company’s website at investors.warbyparker.com where presentation materials will also be posted prior to the conference call. A replay will be made available online approximately two hours following the live call for a period of 90 days.
Forward-Looking Statements
This press release and the related conference call, webcast and presentation contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may relate to, but are not limited to, expectations of future operating results or financial performance, including expectations regarding achieving profitability and growth in our e-commerce channel, delivering stakeholder value, growing market share, and our guidance for the quarter ending

September 30, 2024 and year ending December 31, 2024; expectations regarding the number of new store openings during the year ending December 31, 2024; management’s plans, priorities, initiatives and strategies; and expectations regarding growth of our business. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantiﬁed. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “toward,” “will,” or “would,” or the negative of these words or other similar terms or expressions. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all.
Forward-looking statements are based on information available at the time those statements are made and are based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management as of that time with respect to future events. These statements are subject to risks and uncertainties, many of which involve factors or circumstances that are beyond our control, that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. These risks and uncertainties include our ability to manage our future growth effectively; our expectations regarding cost of goods sold, gross margin, channel mix, customer mix, and selling, general, and administrative expenses; increases in component and shipping costs and changes in supply chain; our reliance on our information technology systems and enterprise resource planning systems for our business to effectively operate and safeguard confidential information; our ability to invest in and incorporate new technologies into our products and services; our ability to engage our existing customers and obtain new customers; our ability to expand in-network access with insurance providers; planned new retail stores in 2024 and going forward; an overall decline in the health of the economy and other factors impacting consumer spending, such as recessionary conditions, inflation, government instability, and geopolitical unrest; our ability to compete successfully; our ability to manage our inventory balances and shrinkage; the growth of our brand awareness; our ability to recruit and retain optometrists, opticians, and other vision care professionals; the spread of new infectious diseases; the effects of seasonal trends on our results of operations; our ability to stay in compliance with extensive laws and regulations that apply to our business and operations; our ability to adequately maintain and protect our intellectual property and proprietary rights; our reliance on third parties for our products, operation and infrastructure; our duties related to being a public benefit corporation; the ability of our Co-Founders and Co-CEOs to exercise significant influence over all matters submitted to stockholders for approval; the effect of our multi-class structure on the trading price of our Class A common stock; and the increased expenses associated with being a public company. Additional information regarding these and other risks and uncertainties that could cause actual results to differ materially from the Company's expectations is included in our most recent reports filed with the SEC on Form 10-K and Form 10-Q. Except as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.
Additional information regarding these and other factors that could affect the Company’s results is included in the Company’s SEC filings, which may be obtained by visiting the SEC's website at www.sec.gov. Information contained on, or that is referenced or can be accessed through, our website does not constitute part of this document and inclusions of any website addresses herein are inactive textual references only.
Glossary
Active Customers is defined as unique customer accounts that have made at least one purchase in the preceding 12-month period.
Average Revenue per Customer is defined as the sum of the total net revenues in the preceding 12-month period divided by the current period Active Customers.
Non-GAAP Financial Measures
We use Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Cost of Goods Sold (“Adjusted COGS”), Adjusted Gross Margin, Adjusted Gross Profit, Adjusted Selling, General, and Administrative Expenses (“Adjusted SG&A”), and Free Cash Flow as important indicators of our operating performance. Collectively, we refer to these non-GAAP financial measures as our “Non-GAAP Measures.” The Non-GAAP Measures, when taken collectively with our GAAP results, may be helpful to investors because they provide consistency and comparability with past financial performance and assist in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results.
Adjusted EBITDA is defined as net income (loss) before interest and other income, taxes, and depreciation and amortization as further adjusted for asset impairment costs, stock-based compensation expense and related employer payroll taxes, amortization of cloud-based software implementation costs, non-cash charitable donations, and non-recurring costs such as restructuring costs, major system implementation costs, charges for certain legal matters, and transaction costs. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net revenue.
Adjusted COGS is defined as cost of goods sold adjusted for stock-based compensation expense and related employer payroll taxes.
Adjusted Gross Profit is defined as net revenue minus Adjusted COGS. Adjusted Gross Margin is defined as Adjusted Gross Profit divided by net revenue.
Adjusted SG&A is defined as SG&A adjusted for stock-based compensation expense and related employer payroll taxes, non-cash charitable donations, and non-recurring costs such as restructuring costs, major system implementation costs, charges for certain legal matters, and transaction costs.
Free Cash Flow is defined as net cash provided by operating activities minus purchases of property and equipment.
The Non-GAAP Measures are presented for supplemental informational purposes only. A reconciliation of historical GAAP to Non-GAAP financial information is included under “Selected Financial Information” below.
We have not reconciled our Adjusted EBITDA Margin guidance to GAAP net income (loss) margin, or net margin, or Adjusted EBITDA guidance to GAAP net income (loss) because we do not provide guidance for GAAP net margin or GAAP net income (loss) due to the uncertainty and potential variability of stock-based compensation and taxes, which are reconciling items between GAAP net margin and Adjusted EBITDA Margin and GAAP net income (loss) and Adjusted

EBITDA, respectively. Because such items cannot be reasonably provided without unreasonable efforts, we are unable to provide a reconciliation of the Adjusted EBITDA Margin guidance to GAAP net margin and Adjusted EBITDA guidance to GAAP net income (loss). However, such items could have a significant impact on GAAP net margin and GAAP net income (loss).
About Warby Parker
Warby Parker (NYSE: WRBY) was founded in 2010 with a mission to inspire and impact the world with vision, purpose, and style–without charging a premium for it. Headquartered in New York City, the co-founder-led lifestyle brand pioneers ideas, designs products, and develops technologies that help people see, from designer-quality prescription glasses (starting at $95) and contacts, to eye exams and vision tests available online and in our 256 retail stores across the U.S. and Canada.
Warby Parker aims to demonstrate that businesses can scale, do well, and do good in the world. Ultimately, the Company believes in vision for all, which is why for every pair of glasses or sunglasses sold, it distributes a pair to someone in need through its Buy a Pair, Give a Pair program. To date, Warby Parker has worked alongside its nonprofit partners to distribute more than 15 million glasses to people in need.

Selected Financial Information

Warby Parker Inc. and Subsidiaries
Consolidated Balance Sheets (Unaudited)
(Amounts in thousands, except share data)

	June 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$237,958	$216,894
Accounts receivable, net	1,209	1,779
Inventory	53,345	62,234
Prepaid expenses and other current assets	16,122	17,712
Total current assets	308,634	298,619

Property and equipment, net	162,736	152,332
Right-of-use lease assets	138,138	122,305
Other assets	8,698	7,056
Total assets	$618,206	$580,312

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$24,685	$22,456
Accrued expenses	47,736	46,320
Deferred revenue	21,052	31,617
Current lease liabilities	25,559	24,286
Other current liabilities	2,002	2,411
Total current liabilities	121,034	127,090

Non-current lease liabilities	166,686	150,171
Other liabilities	1,096	1,264
Total liabilities	288,816	278,525
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.0001 par value; Class A: 750,000,000 shares authorized at June 30, 2024 and December 31, 2023, 100,656,965 and 98,368,239 issued and outstanding at June 30, 2024 and December 31, 2023, respectively; Class B: 150,000,000 shares authorized at June 30, 2024 and December 31, 2023, 19,179,995 and 19,788,682 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively, convertible to Class A on a one-to-one basis	12	12
Additional paid-in capital	1,007,288	970,135
Accumulated deficit	(676,272)	(666,831)
Accumulated other comprehensive loss	(1,638)	(1,529)
Total stockholders’ equity	329,390	301,787
Total liabilities and stockholders’ equity	$618,206	$580,312

Warby Parker Inc. and Subsidiaries
Consolidated Statements of Operations (Unaudited)
(Amounts in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net revenue	$188,222	$166,093	$388,225	$338,061
Cost of goods sold	82,840	75,458	169,384	152,635
Gross profit	105,382	90,635	218,841	185,426

Selling, general, and administrative expenses	114,338	108,865	232,924	216,086
Loss from operations	(8,956)	(18,230)	(14,083)	(30,660)

Interest and other income, net	2,567	2,281	5,123	4,160

Loss before income taxes	(6,389)	(15,949)	(8,960)	(26,500)
Provision for income taxes	373	(24)	481	237
Net loss	$(6,762)	$(15,925)	$(9,441)	$(26,737)

Net loss per share attributable to common stockholders, basic and diluted	$(0.06)	$(0.14)	$(0.08)	$(0.23)
Weighted average shares used in computing net loss per share attributable to common stockholders, basic and diluted	120,086,495	116,792,223	119,615,015	116,477,573

Warby Parker Inc. and Subsidiaries
Consolidated Statements of Cash Flows (Unaudited)
(Amounts in thousands)

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities
Net loss	$(9,441)	$(26,737)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	21,704	18,424
Stock-based compensation	27,879	37,792
Non-cash charitable contribution	2,196	600
Asset impairment charges	421	650
Amortization of cloud-based software implementation costs	2,008	826
Change in operating assets and liabilities:
Accounts receivable, net	571	259
Inventory	8,888	9,048
Prepaid expenses and other assets	(61)	1,301
Accounts payable	1,384	2,148
Accrued expenses	5,187	(11,619)
Deferred revenue	(10,565)	(6,684)
Other current liabilities	(409)	(21)
Right-of-use lease assets and current and non-current lease liabilities	1,956	1,614
Other liabilities	(168)	(206)
Net cash provided by operating activities	51,550	27,395
Cash flows from investing activities
Purchases of property and equipment	(32,088)	(24,610)
Investment in optical equipment company	(2,000)	—
Net cash used in investing activities	(34,088)	(24,610)
Cash flows from financing activities
Proceeds from stock option exercises	2,639	843
Proceeds from shares issued in connection with employee stock purchase plan	1,068	1,124
Net cash provided by financing activities	3,707	1,967
Effect of exchange rates on cash	(105)	(681)
Net change in cash and cash equivalents	21,064	4,071
Cash and cash equivalents, beginning of period	216,894	208,585
Cash and cash equivalents, end of period	$237,958	$212,656
Supplemental disclosures
Cash paid for income taxes	$345	$326
Cash paid for interest	92	110
Cash paid for amounts included in the measurement of lease liabilities	21,201	17,530
Non-cash investing and financing activities:
Purchases of property and equipment included in accounts payable and accrued expenses	$4,089	$3,351

Warby Parker Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures (Unaudited)

The following table reconciles Adjusted EBITDA and Adjusted EBITDA Margin to the most directly comparable GAAP measure, which is net loss:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(unaudited, in thousands)		(unaudited, in thousands)
Net loss	$(6,762)	$(15,925)	$(9,441)	$(26,737)
Adjusted to exclude the following:
Interest and other income, net	(2,567)	(2,281)	(5,123)	(4,160)
Provision for income taxes	373	(24)	481	237
Depreciation and amortization expense	11,121	9,284	21,704	18,424
Asset impairment charges	22	255	421	650
Stock-based compensation expense(1)	14,097	18,164	28,412	38,030
Non-cash charitable donation(2)	2,196	600	2,196	600
Amortization of cloud-based software implementation costs(3)	935	463	2,008	826
ERP implementation costs(4)	—	3,639	—	4,042
Other costs(5)	168	—	1,303	—
Adjusted EBITDA	$19,583	$14,175	$41,961	$31,912
Adjusted EBITDA Margin	10.4%	8.5%	10.8%	9.4%
(1)    Represents expenses related to the Company’s equity-based compensation programs and related employer payroll taxes, which may vary significantly from period to period depending upon various factors including the timing, number, and the valuation of awards granted, and vesting of awards including the satisfaction of performance conditions, as well as the issuance of 48,486 Class A common stock to charitable donor advised funds in February 2024. For the three months ended June 30, 2024 and 2023, the amount includes $0.3 million and $0.2 million, respectively, of employer payroll taxes associated with releases of RSUs and option exercises. For the six months ended June 30, 2024 and 2023, the amount includes $0.5 million and $0.2 million, respectively, of employer payroll taxes associated with releases of RSUs and option exercises.
(2)    Represents charitable expense recorded in connection with the donation of 178,572 shares of Class A common stock in May 2024 to the Warby Parker Impact Foundation and 56,938 shares of Class A common stock to charitable donor advised funds in June 2023.
(3)    Represents the amortization of costs capitalized in connection with the implementation of cloud-based software.
(4)    Represents internal and external non-capitalized costs related to the implementation of our new Enterprise Resource Planning (“ERP”) system.
(5)    Represents other non-recurring costs, including charges for certain legal matters.

Warby Parker Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures (Unaudited)

The following table presents our non-GAAP, or adjusted, financial measures for the periods presented as a percentage of revenue. Each cost and operating expense is adjusted for stock-based compensation expense and related employer payroll taxes, non-cash charitable donations, and non-recurring costs such as restructuring costs, major system implementation costs, charges for certain legal matters, and transaction costs.

	Reported		Adjusted		Reported		Adjusted
	Three Months Ended June 30,		Three Months Ended June 30,		Six Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023	2024	2023	2024	2023
	(unaudited, in thousands)		(unaudited, in thousands)		(unaudited, in thousands)		(unaudited, in thousands)
Cost of goods sold	$82,840	$75,458	$82,555	$75,162	$169,384	$152,635	$168,855	$152,141
% of Revenue	44.0%	45.4%	43.9%	45.3%	43.6%	45.2%	43.5%	45.0%

Gross profit	$105,382	$90,635	$105,667	$90,931	$218,841	$185,426	$219,370	$185,920
% of Revenue	56.0%	54.6%	56.1%	54.7%	56.4%	54.8%	56.5%	55.0%

Selling, general, and administrative expenses	$114,338	$108,865	$98,162	$86,758	$232,924	$216,086	$201,542	$173,908
% of Revenue	60.8%	65.5%	52.2%	52.2%	60.0%	63.9%	51.9%	51.4%

Warby Parker Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures (Unaudited)

The following table reflects a reconciliation of each non-GAAP, or adjusted, financial measure to its most directly comparable financial measure prepared in accordance with GAAP:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(unaudited, in thousands)		(unaudited, in thousands)
Cost of goods sold	$82,840	$75,458	$169,384	$152,635
Adjusted to exclude the following:
Stock-based compensation expense(1)	285	296	529	494
Adjusted Cost of Goods Sold	$82,555	$75,162	$168,855	$152,141

Gross profit	$105,382	$90,635	$218,841	$185,426
Adjusted to exclude the following:
Stock-based compensation expense(1)	285	296	529	494
Adjusted Gross Profit	$105,667	$90,931	$219,370	$185,920

Selling, general, and administrative expenses	$114,338	$108,865	$232,924	$216,086
Adjusted to exclude the following:
Stock-based compensation expense(1)	13,812	17,868	27,883	37,536
Non-cash charitable donation(2)	2,196	600	2,196	600
ERP implementation costs(3)	—	3,639	—	4,042
Other costs(4)	168	—	1,303	—
Adjusted Selling, General, and Administrative Expenses	$98,162	$86,758	$201,542	$173,908

Net cash provided by operating activities	$31,624	$18,753	$51,550	$27,395
Purchases of property and equipment	(17,651)	(12,225)	(32,088)	(24,610)
Free Cash Flow	$13,973	$6,528	$19,462	$2,785
(1)    Represents expenses related to the Company’s equity-based compensation programs and related employer payroll taxes, which may vary significantly from period to period depending upon various factors including the timing, number, and the valuation of awards granted, and vesting of awards including the satisfaction of performance conditions, as well as the issuance of 48,486 Class A common stock to charitable donor advised funds in February 2024. For the three months ended June 30, 2024 and 2023, the amount includes $0.3 million and $0.2 million, respectively, of employer payroll taxes associated with releases of RSUs and option exercises. For the six months ended June 30, 2024 and 2023, the amount includes $0.5 million and $0.2 million, respectively, of employer payroll taxes associated with releases of RSUs and option exercises.
(2)    Represents charitable expense recorded in connection with the donation of 178,572 shares of Class A common stock in May 2024 to the Warby Parker Impact Foundation and 56,938 shares of Class A common stock to charitable donor advised funds in June 2023.
(3)    Represents internal and external non-capitalized costs related to the implementation of our new ERP system.
(4)    Represents other non-recurring costs, including charges for certain legal matters.

Contacts
Investor Relations:
Jaclyn Berkley, Head of Investor Relations
Brendon Frey, ICR
investors@warbyparker.com

Media:
Ali Weltman
ali@derris.com

Source: Warby Parker Inc.